SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): April 3, 1997





                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




        Maryland                   1-11527                      04-3262075
     (State or other          (Commission file                (IRS employer
     jurisdiction of               number)                 identification no.)
       incorporation)



         400 Centre Street, Newton, Massachusetts                  02158
         (Address of principal executive offices)               (Zip code)



Registrant's telephone number, including area code:  617-964-8389


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Item 2. Acquisition or Disposition of Assets.

        On April 3, 1997, Hospitality Properties Trust (the "Company"), through a wholly owned subsidiary, acquired seven hotels (the "Current Hotels") and agreed to acquire seven additional hotels currently under development (the "Future Hotels" and collectively with the Current Hotels, the "Hotels") from subsidiaries of Marriott International, Inc. ("Marriott") for a total of approximately $149 million. The Hotels consist of ten Residence Inn by Marriott(R) and four Courtyard by Marriott(R) hotels. The Current Hotels are and the Future Hotels will be leased back to and initially managed by a single purpose wholly owned subsidiary of Marriott (the "Tenant"). The Current Hotels, each of which was opened during the last thirteen months, contain a total of 1,001 rooms. The Future Hotels contain a total of 818 rooms and are expected to open during 1997. The Company has agreed to acquire each of the Future Hotels when they are completed and opened, provided that such events occur in 1997. The purchase of the Current Hotels for an aggregate of approximately $82 million was and the purchases of the Future Hotels for an aggregate of $67 million are expected to be funded initially by drawings under the Company's existing $200 million revolving line of credit with DLJ Mortgage Capital Inc. The Company will explore various alternatives in both the timing and repayment of amounts outstanding under the revolving credit facility. Such alternatives may include the issuance of public or private equity or debt, including long term debt.

        The location, type and number of rooms of each of the 14 Hotels are as follows:

                                                           Total       Total
    Location by State          Type of Hotel              Hotels       Rooms

Alabama*                     1 Residence Inn
                             1 Courtyard                   2           242

California                   1 Residence Inn               1           120

Georgia*                     1 Residence Inn               1           120

Nevada                       1 Residence Inn               1           120

Pennsylvania*                1 Residence Inn
                             1 Courtyard                   2           234

Texas                        3 Residence Inns
                             2 Courtyards                  5           761

Virginia*                    2 Residence Inns              2           222
                                                         ---        ------

Total                        10 Residence Inns;
                             4 Courtyards                 14         1,819

   ------------
   *Consists of Future Hotels

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        The principal features of the leases of the 14 Hotels are as follows:

o Each Hotel is the subject of a separate lease. However, in the event any of these leases is defaulted, the Company may declare all of the leases with the Tenant to be in default.

o       The initial lease term expires during 2014.

o At the end of the initial lease term, the Tenant has two consecutive renewal options of 12 and 10 years, respectively.

o The leases, including the leases of the Future Hotels, require minimum rent payments to the Company aggregating $14.9 million per year.

o In addition to minimum rents, each lease requires percentage rents equal to 7% of all revenues and receipts of every kind derived from guest or customers related to the operation of the applicable Hotel ("Total Hotel Sales") in excess of Total Hotel Sales during the second full calender year of operation for each of the Hotels.

o A percentage of Total Hotel Sales, initially 3% of Total Hotel Sales and increasing to 5% of Total Hotel Sales after the second full calender year of operations, must be escrowed periodically by the Tenant to fund refurbishments and renovations to the Hotels. An initial deposit of $1.5 million to fund refurbishments and renovations to the 14 Hotels has been made by the Company.

o Under certain circumstances, the Company may be required to fund major repairs to the Hotels, in which event annual minimum rents will be increased by a minimum of 10% of the amount funded.

o A security deposit equal to 10% of the purchase price of each of the 14 Hotels is retained by the Company as security for the Tenant's obligations under the leases. Provided that the Tenant does not default under any of the leases, the Company must repay the security deposit to the sellers of the Hotels at the expiration of the leases, including renewal terms, if any. No interest will be paid by the Company on any security deposit, and security deposits will not be escrowed.

o The leases of the Hotels are or will be triple net leases requiring the Tenant to pay all operating expenses, including taxes and insurance. Under the leases, the Tenant is also the initial operator and manager of the Hotels.

o There are no separate management agreements between the Company or any of its subsidiaries and any person with respect to the Hotels. However, the Tenant has the right to enter into, amend and terminate agreements for the management of the Hotels

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        with its affiliates. The Company's prior written consent is required for the Tenant to enter into a management agreement with a non-affiliate.

o Borrowings by the Company in respect of each of the Hotels are limited in accordance with a formula set forth in the leases for the Hotels to no more than 70% of the allocable purchase price of each such Hotel in the case of a borrowing secured by a single Hotel, or 60% of the aggregate allocable purchase prices of such Hotels in the case of a borrowing secured by two or more of the Hotels on a combined basis.

o Any amounts which may become due to managers for operation of the Hotels will be subordinated to all amounts due to the Company under the leases.

o Marriott will guarantee payment of a portion of rent under the leases. The guarantee covers minimum and additional rent obligations during the period ending at the close of the sixth of Tenant's fiscal months following the fiscal month in which the last of the 14 Hotels is acquired or, if earlier, the close of Tenant's November, 1998 fiscal month (the "Initial Period") and thereafter until the first to occur of
        (i) the last day of Tenant's  2003 fiscal  year,  (ii) the date on which
        (A) the cumulative amount of guaranteed rent paid by the Tenant under the leases or by Marriott under the guarantee in excess of the Tenant's cumulative Cash Available for Lease Payments (as defined in the guarantee) after the end of the Initial Period, exceeds (B) 20% of the total purchase price paid by the Company for the Hotels, or (iii) the date on which the Tenant's minimum rent coverage (defined as Cash Available for Lease Payments divided by minimum rents) has exceeded 130% for four consecutive fiscal quarters. The guarantee is subject to termination under certain circumstances upon the transfer of one or more Hotels by the Company. Marriott's guarantee is in addition to the retained security deposits.

        This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. These statements include but are not limited to all references to the Future Hotels (including their expected acquisition (including purchase price) and leasing and lease terms (including minimum rents, term, renewal options, refurbishment reserves and cross default provisions)) and the means of financing any purchase thereof. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of various factors. Such factors include without limitation the factors included in Exhibit 99, "Investment Considerations," to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Additionally, readers are cautioned that each of the Future Hotels is still under development and that therefore no assurance can be given that any of the Future Hotels will be completed or acquired during 1997 or otherwise or that the terms of any such acquisition will not differ materially from those described above. General risks associated with properties under development, including but not limited to adverse weather, labor disputes, engineering and other

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construction difficulties and cost overruns, may materially delay or prevent the completion and thus the acquisition of any of the Future Hotels.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

        10.1 Purchase and Sale Agreement by and among Residence Inn by Marriott, Inc. and Courtyard Management Corporation, as sellers, and Hospitality Properties Trust, as purchaser, dated April 3, 1997.

        10.2    Form  of  Courtyard   Lease   Agreement  by  and  between  HPTMI
                Corporation and CR14 Corporation.

        10.3 Form of Residence Inn Lease Agreement by and between HPTMI Corporation and CR14 Corporation.

        10.4    Limited  Rent  Guaranty,  dated  April  3,  1997,  by and  among
                Marriott International, Inc., as guarantor, and Hospitality Properties Trust and HPTMI Corporation, as landlord.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  HOSPITALITY PROPERTIES TRUST



                                  By: /s/ John G. Murray
                                      John G. Murray, President and
                                      Chief Operating Officer

Date: April 14, 1997